   As filed with the Securities and Exchange Commission on February 7, 1997

                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                --------------

                              ACCESS HEALTH, INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                         68-0163589
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)

                                --------------

                             11020 WHITE ROCK ROAD
                                RANCHO CORDOVA,
                               CALIFORNIA 95670
                                (916) 851-4000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                --------------

                                JOHN V. CRISAN
                                CHIEF FINANCIAL
                                    OFFICER
                                 ACCESS HEALTH
                             11020 WHITE ROCK ROAD
                                RANCHO CORDOVA,
                               CALIFORNIA 95670
                                (916) 851-4000

                                --------------

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                   COPY TO:
                             BARRY E. TAYLOR, ESQ.
                    WILSON SONSINI GOODRICH & ROSATI, P.C.
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (415) 493-9300

                                --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____________

   If this Form is a post-effective amendment filed pursuant to Rule 462(C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                                                Proposed Maximum
 Title of Each Class of Securities       Amount to be           Proposed Maximum          Aggregate Offering        Amount of
          to be Registered               Registered(1)     Offering Price Per Share(1)         Price (1)         Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock                           172,000 shares                 $27.25                   $4,687,000             $1,421
==================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(C) under the Securities, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 6, 1997.

                                --------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES +
+ LAWS OF ANY SUCH STATE.                                                      +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED FEBRUARY 7, 1997


                                   PROSPECTUS

--------------------------------------------------------------------------------

                                 172,000 SHARES

                              ACCESS HEALTH, INC.

                                  COMMON STOCK

                                 --------------

All of the shares of Common Stock offered hereby are being sold by the Selling Stockholders named herein under "Selling Stockholders." Such shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of such shares. The Common Stock of Access Health, Inc. (the "Company") is quoted on the National Association of Securities Dealers' Automated Quotation System ("Nasdaq") National Market System ("NMS") under the symbol "ACCS." The shares of Common Stock offered hereby will be sold from time to time at then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On February 6, 1997, the closing price of the Common Stock on The Nasdaq NMS was $27.00.

The shares of Common Stock offered hereby were issued by the Company in connection with its acquisition of Clinical Reference Systems, Ltd. ("CRS").
The shares of Common Stock offered hereby represent less than one percent of the Company's currently outstanding Common Stock.

                                --------------

      THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.  SEE
          "RISK FACTORS" COMMENCING ON PAGE 4 HEREOF FOR A DISCUSSION
        OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH
               AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                                --------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS        , 1997.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-3 (referred to herein, together with all amendments and exhibits, as the "Registration Statement") under the Securities Act, with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract or other documents referred to or incorporated by reference herein are not necessarily complete and, in each instance in which a copy of such contract or document is filed as an exhibit to the Registration Statement or another document filed by the Company with the Commission, reference is made to such copy and each such statement shall be deemed qualified in all respects by such reference. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth below.

  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copies at the public reference facilities of the Commission located at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Common Stock is quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

  NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY ANY PERSON IN ANY JURISDICTION IN WHICH IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission are incorporated herein by reference:

   1. The Company's Current Report on Form 8-K dated February 6, 1997 and filed with the Commission on February 7, 1997.

   2. The Company's Current Report on Form 8-K/A dated November 18, 1996 and filed with the Commission on January 31, 1997.

   3. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

   4. The Company's Current Report on Form 8-K dated November 18,
      1996 filed with the Commission on November 26, 1996.

   5. The Company's Definitive Proxy Statement pursuant to Schedule 14A filed with the Commission on October 18, 1996.

   6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the
      Commission on December 24, 1991.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and the Registration Statement of which this prospectus is a part and to be part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide, without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to the Investor Relations Department, Access Health, Inc., 11020 White Rock Road, Rancho Cordova, California 95670, telephone (916) 851-4000.

          This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus.


                                  THE COMPANY

          The Company was incorporated in California in October 1987 as Referral Systems Group, Inc., adopted the name Access Health Marketing, Inc. in July 1990, reincorporated in Delaware in January 1992 and changed its name to Access Health, Inc., in March 1995. The Company's headquarters are located at 11020 White Rock Road, Rancho Cordova, California 95670, and its telephone number is
(916) 851-4000.

          During November 1996, the Company entered into business combinations with Informed Access Systems, Inc. and Clinical Reference Systems, Ltd. The business combinations have been accounted for as poolings of interests and the historical consolidated financial statements of the Company for years prior to the business combinations have been restated in the supplemental consolidated financial statements to include the financial statements of Informed Access, Inc. and Clinical Reference Systems, Ltd.

                                  RISK FACTORS

          An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to other information contained in this Prospectus, in evaluating an investment in the shares offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

          Fluctuations in Financial Results.  During fiscal 1994 and 1995 Access
          ---------------------------------
Health incurred significant expenses related to the start-up of its PHA and FirstHelp products, including the hiring and training of personnel and the expansion of its operational infrastructure and sales and marketing programs. Because revenues from PHA and FirstHelp were not sufficient to cover these start-up expenses, operating losses were sustained in fiscal 1994 and 1995. Access Health returned to profitability in 1996 as additional members have been enrolled in PHA and FirstHelp. There is no assurance, however, that the Company will be able to sustain profitability or that additional members will continue to enroll in PHA and/or FirstHelp.

          Ability to Secure Additional Contracts and Expand and Retain Existing
          ---------------------------------------------------------------------
Contracts.  Access Health's ability to sustain and grow its business and improve
---------
its results of operations is largely dependent on its continuing ability to secure contracts with new customers and to retain and expand contracts with existing customers. After an initial term of approximately one to four years, contracts generally can be terminated upon 60 to 180 days notice to Access Health. In addition, Access Health's customer contracts periodically come up for renewal and may also be renegotiated. For example, in June 1995 Access Health renegotiated a PHA contract with an existing customer which reduced the minimum number of enrolled members required under the contract, and renegotiated two contracts for two other clients for health systems services. One of Access Health's three largest contracts is up for renewal in fiscal 1997, and two are up for renewal in fiscal 1998. In addition, Access Health's success in securing new contracts and retaining existing contracts may be adversely affected by factors outside of Access Health's control, such as government regulatory action or adverse publicity. For example, certain of Access Health's contracts could be subject to early termination by its customers if Access Health were not in compliance with any applicable government regulation.

          Dependence on Principal Contracts.  A significant portion of Access
          ---------------------------------
Health's revenues are generated by a limited number of customers. For example, Access Health's three largest customers accounted for approximately 14.5%, 10.3% and 10.0% of its total revenues for the year ended September 30, 1996. These contracts are periodically up for renewal and renegotiation and may be subject to early termination in certain circumstances. The termination, non-renewal or renegotiation of any of such agreements could have a material adverse effect on Access Health's business, results of operation and financial condition.

          Volatility of Access Health Stock Price.  The market for Access
          ---------------------------------------
Health's Common Stock is highly volatile. The trading price of Access Health's Common Stock is subject to wide fluctuations in response to a variety of factors, including: (i) quarterly variations in operating and financial results;
(ii) the signing or loss of a major contract; (iii) announcements of new products or service offerings by Access Health or its competitors; (iv) changes in prices of Access Health's or its competitors' products and services; (v) changes in the revenue and operating income growth rates for Access Health; (vi) changes in governmental regulation; and (vii) general conditions in the health care industry and the economy, as well as other events or factors. Statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the market in which Access Health does business or relating to Access Health specifically have resulted, and could in the future result, in an immediate and adverse effect on the market price of Access Health's Common Stock. Statements by financial or industry analysts regarding the extent of the dilution in Access Health's net income per share resulting from the Merger with CRS or the recent merger with Informed Access and the extent to which and timing when such analysts expect potential operational efficiencies to offset such dilution can be expected to contribute to volatility in the market price of Access Health Common Stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many health care companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of Access Health Common Stock.

          Competition.  The market for Access Health's products and services is
          -----------
highly competitive. There are a number of competitors that offer products or services that compete with some or all of those offered by Access Health. Existing and potential clients may also evaluate Access Health's products or services against the cost of internally developed programs. Increased competition could result in pricing pressure and margin erosion. In its existing business and as Access Health offers new products or services, or enters new markets, it may face increased competition from competitors, some of which may have substantially greater financial, marketing and technical resources than Access Health. There can be no assurance that Access Health will continue to compete successfully with its existing competitors or will be able to compete successfully with new competitors.

          Product Development.  The health care industry has undergone
          -------------------
significant changes in recent years, and changes are expected to continue. Containing health care costs has become a national priority in the United States. As a result, the health care industry has become increasingly dominated by managed health care plans, causing cost containment pressure to rise. Access Health's personal health management products and services and recently acquired health care coordination products and services were developed in response to industry demand for products which could help contain health care costs. Continued change in the health care industry and pressure to continually upgrade and enhance its products and services may cause Access Health to incur significant product development expenses. Access Health will need to upgrade and enhance its products and services on a continual basis in order to remain competitive. For example, Access Health will need to add protocols and clinical algorithms to its products on an ongoing basis in order to provide its customers with current clinical information, new modules and advanced features. In addition, Access Health may also be required to do additional development work to permit the implementation of its products with increasingly larger customer bases. As part of this ongoing development basis, Access Health may conduct large scale upgrades which have a significant impact on its products. There can be no assurance that continued industry change will not adversely affect Access Health's ability to compete or that Access Health will be able to complete its product development efforts in a timely and efficient manner or that the Access Health products and services will achieve ongoing market acceptance.

          Government Regulation.  The health care industry is subject to
          ---------------------
extensive and evolving government regulation at both the federal and state level relating to many aspects of Access Health's and its clients' businesses in use of Access Health's programs, including the provision of health care services, teleservicing, health care referral programs, and health maintenance organizations and other similar plans. These statutes and regulations in many cases predate the development of telephone-based health care information services and other interstate transmission and communication of medical information and services. The literal language of certain of these statutes and regulations governing the provision of health care services, including the practice of nursing and the practice of medicine, could be construed by regulatory authorities to apply to certain of Access Health's activities, including without limitation, teleservicing activities which use Arizona, California, Colorado and Illinois registered nurses to provide out-of-state personal health care management services such as nursing assessment and counseling and information regarding appropriate health care providers and treatment time frames. These statutes and regulations could also apply to certain activities of Access Health's health care service customers when operating Access Health's programs. Access Health has not been made, nor is it aware that any of its clients with respect to operation of Access Health's programs, or its nurse employees or any other organization providing out-of-state teleservicing have ever been made, the subject of such requirements by a regulatory authority. In addition, the literal language of the statutes and regulations governing health maintenance organizations and other plans that provide or arrange for the provision of health care services for a prepaid or periodic charge could be construed by regulatory authorities to apply to certain activities of Access Health that are provided on a per-member, per-month basis. Access Health has not been made, nor is it aware that any other company providing teleservicing has ever been made, the subject of such requirements by a regulatory authority. However, if regulators seek to enforce any of the foregoing statutory and regulatory requirements, Access Health, its employees and/or its clients could be required to obtain additional licenses or registrations, to modify or curtail the operation of Access Health's programs, to modify the method of payment for Access Health's programs, or to pay fines or incur other penalties.

          The payment of remuneration to induce the referral of health care business has been the subject of increasing governmental and regulatory focus in recent years, including the federal anti-kickback statute, which provides criminal and civil penalties for individuals or entities that knowingly and willfully offer, pay, solicit or receive remuneration in order to induce referrals for items or services for which payment may be made under the Medicare and Medicaid programs and certain other government-funded programs. A number of states in which Access Health operates have anti-kickback statutes similar to the federal statute which may apply to government and non-government payment programs as well as statutory and regulatory requirements governing referral agencies and regulating franchising and business opportunity ventures. In addition, the federal government and a number of states have enacted statutes which contain outright prohibitions on referrals for specified services which are made by referring providers who have an ownership interest in, or compensation arrangement with, the entity to which the referral is made. If Access Health or the use of its products and services were to be found in violation of any of the foregoing statutes or regulations, Access Health or its clients could be required to modify or curtail the operation of Access Health's programs, or to pay fines or incur other penalties, and Access Health's clients could be excluded from participation in the Medicare and Medicaid programs and could be precluded from charging fees and obtaining reimbursement for specified services.

          There can be no assurance that Access Health or the use of its products and services will not be subject to review or challenge by government regulators under any of the foregoing statutes and regulations that apply to health care services and products. In addition, additional laws and regulations could be enacted in the future that would regulate Access Health or the use of its products and services. Any government investigative or enforcement actions with respect to Access Health or the use of its products or services could generate adverse publicity irrespective of the final outcome, and could have a material adverse effect on Access Health.

          Management of Growth.  Access Health has experienced rapid growth in
          --------------------
recent years. Continued rapid growth may place a significant strain on Access Health's management, telecommunications systems, operational infrastructure, working capital and financial and management control systems. In order for Access Health to manage its client base successfully, management will be required to anticipate the changing demands of their growing operations and to adopt systems and procedures accordingly. Failure to effectively implement or maintain such systems and controls could adversely affect Access Health's business, results of operation and financial condition. Further, there can be no assurance that Access Health's current information systems, telecommunications systems and operational infrastructure will be adequate for its future needs, or that Access Health will be successful in implementing new systems. Failure to upgrade its information systems, telecommunications systems and operational infrastructure or unexpected difficulties encountered with these systems during expansion could adversely affect Access Health's business, financial condition and results of operations.

          Acquisition-Related Risks.  The Company has grown in substantial part
          -------------------------
through mergers and acquisitions. The process of integrating an acquired company's business into the Company's operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of the Company's business. Moreover, there can be no assurance that the anticipated benefits of an acquisition will be realized. Future acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's operating results and financial condition. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies and products of the acquired companies, difficulties in managing diverse geographic operations, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has no or limited direct prior experience and the potential loss of key employees of the acquired company. The inability of the Company's management to respond to changing business conditions effectively, including the changes associated with its acquired businesses and product lines, could have a material adverse effect on the Company's results of operations. From time to time, the Company evaluates potential acquisitions of businesses, products or technologies. However, the Company has no present understandings, commitments or agreements with respect to any material acquisition of other businesses, products or technologies, and no material acquisition is currently being pursued actively. In the event that such an acquisition were to occur, however, there can be no assurance that the Company's business, operating results and financial condition would not be materially adversely affected.

          Uncertainties Relating to Integration of Operations.  Access Health
          ---------------------------------------------------
has entered into Reorganization Agreements with Clinical Reference Systems, Ltd. ("CRS") and Informed Access Systems, Inc. ("Informed Access") with the expectations that the mergers will result in beneficial synergies for the combined companies. Achieving the anticipated benefits of the mergers will depend in part upon whether the integration of the two companies' businesses with Access Health is achieved in an efficient, effective and timely manner, and there can be no assurance that this will occur. The successful combination of the two companies with Access Health will require, among other things, the timely integration of the companies' respective product and service offerings, coordination of their respective sales and marketing and research and development efforts and integration of the companies' respective telecommunications systems with Access Health. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. There can be no assurance that integration will be accomplished smoothly, on time or successfully. Integrating the operations of the two companies with Access Health could have a material adverse effect on Access Health's business. For example, the process could (i) interrupt Access Health's business, (ii) divert management attention, (iii) place further pressure on Access Health's officers; and (iv) result in additional administrative expense. Failure to effectively accomplish the integration of the two companies' operations with Access Health could have a material adverse effect on Access Health's business, results of operations and financial condition.

          Future Acquisitions.  Access Health intends to evaluate future
          -------------------
acquisitions of complementary product lines and businesses as part of its business strategy. Future acquisitions by Access Health may result in potentially dilutive issuances of equity securities, the use of Access Health's cash resources, the incurrence of additional debt and increased goodwill, intangible assets and amortization expense which could negatively impact Access Health's profitability. In addition, acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired companies, the diversion of management's attention from other business concerns, risks of entering markets in which Access Health has no or limited direct prior experience, and the potential loss of key employees of the acquired company.

          Key Personnel.  Access Health's success depends in part on the
          -------------
continued contributions of its key management and technical personnel. While Access Health key employees do not generally enter into employment or noncompetition agreements, certain key employees of Informed Access and CRS have entered into noncompetition agreements and employment agreements in connection with the mergers. The loss of the services of one or more of these employees could have a material adverse affect on Access Health. The success of Access Health also depends on Access Health's ability to attract and retain other qualified technical, managerial, sales and marketing personnel. The competition for such personnel is intense in the health care industry. Uncertainty during integration of the companies' businesses may adversely affect the combined companies' ability to attract and retain such personnel.

          Risk Management.  In recent years, participants in the health care
          ---------------
industry, including physicians, nurses and other health care professionals, have been subject to an increasing number of lawsuits alleging malpractice, product liability and related legal theories, many of which involve large claims and significant defense costs. Due to the nature of its business, Access Health could become involved in litigation regarding the telephone information given by its registered nurses or those of its licensees with the risk of adverse publicity, significant defense costs and substantial damage awards. Access Health has not adopted policies and procedures intended to reduce the risk of claims and, to date, Access Health has not been the subject of any claim involving either clinical assessment systems, the operation of teleservicing centers or the operation by hospital clients of on-site call centers. However, there can be no assurance that claims will not be brought against Access Health. Even if such claims ultimately prove to be without merit, defending against them can be time consuming and expensive, and any adverse publicity associated with such claims could have a material adverse effect on Access Health's business, results of operations and financial condition.

          While Access Health maintains professional liability insurance, there can be no assurance that claims in excess of Access Health's insurance coverage will not arise or that all claims would be covered by such insurance. In addition, although Access Health has not experienced difficulty in obtaining insurance coverage in the past, Access Health expects to seek increased insurance coverage as its business grows. There can be no assurance that Access Health will be able to maintain existing insurance coverage or obtain increased coverage on acceptable terms or at all.

          Risks Associated with Call Center Operations.  Access Health maintains
          --------------------------------------------
member service and data centers ("call centers") in Rancho Cordova, California; Chicago, Illinois; Phoenix, Arizona and Broomfield, Colorado (as of the Effective Time). Access Health's operations depend on the adequate functioning of the computer and telephone systems in its call centers. Although Access Health has taken precautions to provide for power, computer and telephone systems redundancy, there can be no assurance that a fire or other disaster affecting the centers or an equipment failure would not disable Access Health's systems for a significant period of time. Any significant damage to Access Health's facilities or an equipment failure could have a material adverse effect on Access Health's results of operations. Access Health's current telecommunications infrastructure will not be adequate for its future needs and Access Health will need to continue to expand such infrastructure to support its continued revenue growth. See "--Uncertainties Relating to Integration of Operations" and "--Management of Growth."

          Limitations on Protection of Proprietary Rights.  Access Health
          -----------------------------------------------
regards its software, clinical nursing assessment protocols and marketing and program operation materials as proprietary and attempts to protect its intellectual property with copyrights, trademarks, trade secret laws and restrictions on disclosure, copying and transferring title. Access Health has no patents. Informed Access holds one issued United States patent which covers a number of inventions, including the structure, use and process of its clinical decision architecture ("CDA") and clinical database and certain capabilities of the provider profiler product. There can be no assurance that competitors, some of which have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that will prevent, limit or interfere with Access Health's ability to make, use or sell its products either in the United States or in international markets. Furthermore, the laws of certain foreign countries do not protect Access Health's intellectual property rights to the same extent as do the laws of the United States. Litigation or regulatory proceedings, which could result in substantial cost and uncertainty to Access Health, may also be necessary to enforce Access Health's intellectual property rights or to determine the scope and validity of other parties' proprietary rights. It is also possible that Access Health may need to acquire licenses to, or contest the validity of, issued or pending patents of third parties relating to Access Health's technology. There can be no assurance that any of such licenses would be made available to Access Health on acceptable terms, if at all, or that Access Health, if it were to contest the validity of any issued or pending patents, would prevail. In addition, Access Health could incur substantial costs in defending itself in suits brought against Access Health on its patents or in bringing suits against third parties to enforce Access Health's proprietary rights including patents. Access Health also relies on copyright, trademarks, trade secret laws and restrictions on disclosure, copying and transferring title. Despite Access Health's precautions, it may be possible for unauthorized third parties to copy aspects of Access Health's products or to obtain and use information that Access Health regards as proprietary. Existing copyright laws afford only limited practical protection. In addition, the laws of some foreign countries do not protect Access Health's proprietary rights to the same extent as do the laws of the United States, which could be a factor if Access Health expands into markets outside the United States.

          Possible Adverse Tax Impact of Offering.  The Shareholder's
          ---------------------------------------
Representation Statement and Registration Rights Agreement among the Company and certain stockholders of the Company dated November 25, 1996, including the Selling Stockholders, requires the Company to include in this offering all of the shares issued to the former shareholders of CRS at the time of the merger with CRS (the "Merger Shares"). If such Selling Stockholders sell more than 50% of the Merger Shares in this offering (or otherwise within two years of November 25, 1996, the date of the merger with CRS), the Internal Revenue Service ("IRS") may argue that the continuity of interest" requirement for the merger with CRS was not satisfied and therefore the merger with CRS was not a tax-free reorganization for the Selling Stockholders, CRS and the Company. "Continuity of Interest" requires a continuity of interest in the reorganized corporation on the part of those persons who were the owners of the enterprise prior to the reorganization. This is satisfied if the shareholders of CRS did not have a plan or intent existing at the time of the merger with CRS to dispose of or transfer the Merger Shares such that they, as a group, would no longer have a significant equity interest in the Company after the merger with CRS. Certain of the Selling Stockholders have agreed that they will not sell 50% or more of their Merger Shares within 18 months after the date of the merger with CRS. If the IRS is successful in asserting that the Merger does not qualify as a tax-free reorganization, the Company would be required to recognize a significant gain with respect to the CRS assets. This would increase the Company's tax liability and, therefore, its cash flow and net income would be reduced, potentially by a substantial amount. The percentage of Merger Shares sold and the timing of the sales are only two of several factors considered in the "continuity of interest" test, but these factors could form the basis of an IRS challenge.

                              SELLING STOCKHOLDERS

          Each Selling Stockholder, except Thomas E. Gardner (the "Additional Selling Stockholder"), acquired the shares of Common Stock offered hereby in connection with the Company's acquisition of CRS, in which such Selling Stockholders exchanged their CRS securities for Common Stock of the Company. Except as described below, no Selling Stockholder has had any position, office or other material relationship with the Company within the past three years.

EMPLOYMENT AND CONSULTING AGREEMENTS

          Richard Thompson, President and Chief Executive Officer of CRS, entered into an employment agreement with Access Health. Pursuant to the employment agreement, Richard Thompson has been paid $93,000 on an annualized basis since the effective date of the merger of CRS with and into Access Health (the "CRS Merger") through December 31, 1996, and he is to be paid $100,000 annually, effective January 1, 1997 for the period of three years following the effective date of the CRS Merger. In addition, Mr. Thompson has been granted stock options to purchase 20,000 shares of Common Stock of Access Health, which vests 20% at the end of each 12 month period following the effective date of CRS Merger, and he is entitled to certain other employee benefits during the term of his employment, such as participation in the Company Management Incentive Plan, pension plans, incentive stock option plans and insurance plans, among others. In addition, Mr. Thompson is also guaranteed certain severance benefits if he is terminated by Access Health or CRS, other than for cause. As part of Mr. Thompson's employment agreement with Access Health he has agreed to comply fully with Access Health's policies relating to non-disclosure of Access Health's trade secrets and proprietary information as delineated in Access Health's Confidentiality Agreement.

          Robert B. Bruegel, a director and principal shareholder of CRS, entered into a consulting agreement with CRS. Pursuant to the consulting agreement with CRS, Mr. Bruegel is to be retained for the period of December 1, 1996 to May 31, 1997. In addition, Mr. Bruegel has agreed to fully comply with CRS' policies relating to non-disclosure of CRS' trade secrets and proprietary information as delineated in CRS' Confidentiality Agreement. Mr. Bruegel has also entered into a non-competition agreement with the Company. No other officer, director or principal stockholder of Access Health or CRS has any material interest in the Merger, other than an interest arising solely from ownership of securities of Access Health or CRS.

ESCROW AGREEMENT

          Escrow.  Pursuant to that certain Agreement and Plan of Reorganization
          ------
dated September 5, 1996 (the "Reorganization Agreement") by and among Access Health, CRS, Access Health Colorado, Inc. and the escrow agent, 17,000 Access Health shares of Common Stock (the "General Escrow Amount") have been deposited with an escrow agent by the Selling Stockholders. In addition, 8,500 Access Health shares of Common Stock (the "Schedule 2.15 Escrow Amount") have been deposited with the escrow agent to cover potential damages that may arise from certain claims that may be brought by a former employee of CRS against certain persons to be indemnified by the Selling Stockholders pursuant to the Indemnification Agreement described below (the "Schedule 2.15 Claims").
Together the General Escrow Amount and the Schedule 2.15 Escrow Amount constitute the entire escrow fund (the "Escrow Fund").

          Availability of Escrow for Breaches of Representations and Warranties.
          ---------------------------------------------------------------------
The General Escrow Amount is available (and in the absence of fraud is the sole remedy) to compensate Access Health and its affiliates for any losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense, to the extent they are incurred directly or indirectly as a result of any inaccuracy or breach by CRS of any representation or warranty, or any failure by CRS to perform or comply with any covenant contained in the Reorganization Agreement (the "Indemnifiable Losses"). The General Escrow Amount shall be distributed to the former CRS shareholders upon the earlier to occur of (i) one year following the Closing Date or (ii) the issuance of Access Health's audited financial statements for the year ending September 30, 1997.

          Availability of Escrow for Schedule 2.15 Claims.  The Schedule 2.15
          -----------------------------------------------
Escrow Amount and the General Escrow Amount are both available to compensate certain indemnified persons from any damages that may arise from Schedule 2.15 Claims; however, the Schedule 2.15 Escrow Amount and the General Escrow Amount are not the exclusive means of indemnification for damages that may arise from
    ---
Schedule 2.15 Claims. Rather, it was a condition to consummation of the merger with CRS that each shareholder of CRS (other than shareholders exercising dissenters' rights) execute the Indemnification Agreement described below, and agree to indemnify Access Health and certain other persons from any damages with respect to any Schedule 2.15 Claim. The Schedule 2.15 Escrow Amount shall be distributed to the former CRS shareholders 90 days following the Effective Time of the merger with CRS unless a legal proceeding with respect to the Schedule
2.15 Claims is brought prior to the expiration of such 90 day period, in which event the distribution will occur on the earlier of (i) the resolution of such legal proceeding or (ii) counsel's delivery of a legal opinion satisfactory to Access Health stating that the legal proceeding is without merit.

          The Escrow Fund shall terminate upon the distribution of the General Escrow Amount and the Schedule 2.15 Escrow Amount.

          The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of September 1, 1996 by each Selling Stockholder named below (without regard to shares sold by such persons pursuant to this Prospectus). The following table assumes (i) all shares of Access Health Common Stock currently held in the Escrow Fund will be distributed in their entirety to the Selling Stockholders and (ii) each Selling Stockholder sells all of the shares offered hereby. The Company is unable to determine the exact number of shares that will actually be sold.

                         SHARES BENEFICIALLY OWNED PRIOR TO OFFERING
                         -------------------------------------------         SHARES BEING        SHARES BENEFICIALLY OWNED
SELLING STOCKHOLDERS            NUMBER                  PERCENT                OFFERED                AFTER OFFERING
--------------------            ------                  -------              ------------        -------------------------
Robert Bruegel                   57,582                      *                     57,582                   0
Janice Burley                     8,228                      *                      8,228                   0
Greg Curtiss                     10,098                      *                     10,098                   0
Raymond D. Gardner               10,897                      *                     10,897                   0
Ellen D. Graves                   8,228                      *                      8,228                   0
Derek Henrickson                  3,910                      *                      3,910                   0
Michael Mackin                    1,309                      *                      1,309                   0
Michael Smith                     1,462                      *                      1,462                   0
Sandhill Trust                   26,350                      *                     26,350                   0
Salvatore Salame                  1,615                      *                      1,615                   0
Richard Thompson                 36,193                      *                     36,193                   0
E. Berniker                         984                      *                        984                   0
Richard Richards                  1,491                      *                      1,491                   0
Ann Richard                       1,652                      *                      1,652                   0
      Total                     170,000                      *                    170,000                   0

-----------------
*   Less than 1%.


ADDITIONAL SELLING STOCKHOLDER

          The Additional Selling Stockholder is Thomas E. Gardner, the President, Chief Executive Officer and a director of the Company. As of the date of this Prospectus, Mr. Gardner beneficially owns 2,000 shares of the

Company's Common Stock, which is significantly less than 1% of the outstanding Common Stock of the Company. Mr. Gardner may sell 2,000 shares of Common Stock pursuant to this Prospectus.

                                   SHARES BENEFICIALLY OWNED PRIOR TO OFFERING        SHARES BEING        SHARES BENEFICIALLY OWNED
ADDITIONAL SELLING STOCKHOLDER     NUMBER                 PERCENT                       OFFERED                AFTER OFFERING
------------------------------     ------                 -------                     ------------        -------------------------
Thomas E. Gardner                  2,000                    *                             2,000                      0

----------------
*   Less than 1%.


EMPLOYMENT AGREEMENT

          Thomas E. Gardner, the President, Chief Executive Officer and a director of the Company, entered into an employment agreement with the Company on December 1, 1996. Pursuant to the employment agreement, Thomas Gardner is to be paid an annualized base salary of $300,000 for the period of September 1, 1996 to September 1, 2006. In addition, Mr. Gardner, has been granted options to purchase 230,000 and 250,000 shares of registered stock of the Company, with exercise prices of $50.625 per share and $34.625 per share, respectively, and both of which vest 20% on May 8, 1997 and 20% on each of the first four anniversaries of that date. Mr. Gardner has also been granted 2,000 shares of restricted stock of the Company, which shall fully vest with respect to 50% of the restricted stock on the first anniversary of Mr. Gardner's employment with the Company, and the remainder shall vest on Mr. Gardner's second anniversary of employment. In addition, the Company has agreed to pay all of Mr. Gardner's legal expenses incurred in connection with the employment agreement up to a maximum of $50,000 to reimburse Mr. Gardner for costs incurred in connection with moving to California, including selling commissions and costs incurred in the sale of his New Jersey home, and to pay all tax obligations Mr. Gardner incurs in connection with the reimbursements and benefits received from the above, up to a maximum of $35,000. As part of Mr. Gardner's employment agreement he has entered into a non-competition agreement for a period of 12 months following his termination of employment with the Company.

                                USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of securities by the Selling Stockholders or the Additional Selling Stockholder.

                              PLAN OF DISTRIBUTION

          In connection with the Company's acquisition of CRS, the Company and certain stockholders of the Company, including the Selling Stockholders, entered into and approved that certain Shareholder's Representation Statement and Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Statement of which this Prospectus forms a part has been filed pursuant to the Registration Rights Agreement. To the Company's knowledge, no Selling Stockholder has entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares offered hereby, nor does the Company know the identity of the brokers or market makers which will participate in the offering.

          The Company has been advised by the Selling Stockholders and the Additional Selling Stockholder that they intend to sell all or a portion of the shares offered hereby from time to time in the Nasdaq National Market and that sales will be made at prices prevailing in the Nasdaq National Market at the times of such sales. The Selling Stockholders and the Additional Selling Stockholder may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the Selling Stockholders or the Additional Selling Stockholder may choose to dispose of the shares offered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Selling Stockholders and the Additional Selling Stockholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

          Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders and/or the Additional Selling Stockholder (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders and/or the Additional Selling Stockholder. Broker-dealers may agree with the Selling Stockholders and/or the Additional Selling Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders and/or the Additional Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder and to the Additional Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above. The Selling Stockholders' and the Additional Selling Stockholder's shares of Common Stock covered hereby may be offered and sold from time to time by the Selling Stockholders and the Additional Selling Stockholder. The Selling Stockholders and the Additional Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale.

          The Company has advised the Selling Stockholders and the Additional Selling Stockholder that the anti-manipulative Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to sales in the market and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders and the Additional Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

          Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule l0b-7 under the Exchange Act governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

          Upon the Company's being notified by the Selling Stockholders or the Additional Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(C) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholders or the Additional Selling Stockholder, the commissions paid or discounts or concessions allowed by the Selling Stockholders or the Additional Selling Stockholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

          The Additional Selling Stockholder's securities covered by this Prospectus are subject to a right of forfeiture held by the Company. Such securities shall be released from the right of forfeiture over a two-year period at a rate of 50% per year. Also, the Additional Selling Stockholder has entered into an agreement with the Company which prohibits the sale of the securities covered by this Prospectus until the Company publishes the combined financial results of the Company and Informed Access Systems, Inc. ("Informed Access"), a wholly-owned subsidiary of the Company, which were filed with the Commission pursuant to a Form 8-K on February 7, 1997. In addition, the Selling Stockholders have entered into an agreement with the Company that prohibits the sale of their respective securities covered by this Prospectus until after the publication of the first quarterly financial statements of the Company that include at least 30 days of combined financial results of the Company and Clinical Reference Systems, Ltd. ("CRS"), a wholly-owned subsidiary of the Company, which were filed with the Commission on February 7, 1997 pursuant to a Form 8-K.

          Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under that Rule rather than pursuant to this Prospectus. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of the Company, is entitled to sell within any three month period "restricted shares" beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least two years have elapsed since such shares were acquired from the Company or an affiliate of the Company. Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding the Company. However, a person who has not been an "affiliate" of the Company at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least three years have elapsed since such shares were acquired from the Company or an affiliate of the Company.

          This offering will terminate as to each Selling Stockholder and the Additional Selling Stockholder on the earlier of November 25, 1998 or the date on which all shares offered hereby have been sold by the Selling Stockholders or the Additional Selling Stockholder. There can be no assurance that any of the Selling Stockholders or the Additional Selling Stockholder will sell any or all of the shares of Common Stock offered hereby.


                            SECURITIES TO BE OFFERED

          The Shares offered hereby are shares of Common Stock, $.001 par value, of the Company. Each share of such Common Stock entitles the holder to one vote on matters submitted to a vote of the stockholders, a pro rata share of such dividends as may be declared on the Common Stock and a pro rata share of assets remaining available for distribution to stockholders upon a liquidation of the Company. Such Common Stock is not convertible and has no preemptive rights. While the Board of Directors has authority, within certain limitations, to issue shares of Preferred Stock which would have one or more preferences over the Common Stock, no Preferred Stock is currently outstanding and the Company has no present plans to issue any Preferred Stock.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article X of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

          Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director of officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

          In addition, pursuant to an Agreement and Plan of Reorganization dated as of September 5, 1996 (the "Reorganization Agreement") between the Company, CRS and Access Health Colorado, Inc., a wholly-owned subsidiary of the Company, (a copy of which is annexed to the Company's Proxy Statement/Prospectus dated October 19, 1996 which is a part of the Company's Registration Statement on Form S-4 filed with the Commission (File No. 333-13930)), the Company will cause CRS, a wholly-owned subsidiary of the Company, to the fullest extent permitted under applicable law, to indemnify each current or former officer or director of CRS against and from any losses that are based on, or that arise out of, the fact that such person is or was an officer or director of CRS. In addition, the Merger Agreement provides that the Company will use reasonable efforts to assist in the defense of any matter asserted in any claim, action, suit, proceeding or investigation against such person where such person is entitled to indemnification under applicable law.


                                 LEGAL MATTERS

          The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.


                                    EXPERTS

          The consolidated financial statements and schedule of Access Health, Inc. appearing in its Annual Report (Form 10-K) for the year ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated elsewhere herein by reference. The consolidated financial statements of Access Health, Inc. appearing in its Proxy Statement/Prospectus filed October 18, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated elsewhere herein by reference. The supplemental consolidated financial statements of Access Health, Inc. appearing in its Current Report (Form 8-K) dated February 6, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated elsewhere herein by reference which, as to the years 1994 and 1995, are based in part on the reports of Arthur Andersen LLP, independent auditors, and Ehrhardt Keefe Steiner & Hottman PC, independent auditors. The financial statements referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

          The consolidated financial statements of Informed Access Systems, Inc. appearing in the Current Report (Form 8-K/A) of Access Health, Inc. dated November 18, 1996 have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated elsewhere herein by reference, are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

                              ACCESS HEALTH, INC.



                               172,000 SHARES OF
                                  COMMON STOCK


                                  ------------
                                   PROSPECTUS
                                  ------------


================================================================================

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission
 Registration fee                           $ 1,421
Accounting fees and expenses                 10,000
Legal fees and expenses                      10,000
Miscellaneous
      Total                                 $21,421
                                            =======

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article X of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") eliminates the liability of the Company's directors to the Company or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     Section 145 of the DGCL provides for indemnification by the Company of its directors and officers. In addition, Article VI of the Company's Bylaws requires the Company to indemnify any current or former director of officer to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnity agreements with its directors and executive officers that obligate the Company to indemnify such directors and executive officers to the fullest extent permitted by the DGCL. The Company also maintains officers' and directors' liability insurance, which insures against liabilities that officers and directors of the Company may incur in such capacities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.      Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number                 Exhibit Title
-------                -------------
   2.01   Conformed Agreement and Plan of Reorganization among the Registrant,
          Informed Access Systems, Inc. and Access  Acquisition Corp., dated
          September 3, 1996, (incorporated herein by reference to Exhibit 2.1 to Registrant's Form S-4 Registration Statement (No. 333-13931)).
   4.01   Specimen Stock Certificate (incorporated by reference to
          Registrant's Form S-1 Registration Statement (No. 33-44604).
   4.02   Form of Shareholder's Representation Statement and Registration
          Rights Agreement, dated as of November 25, 1996,  between the
          Registrant and various investors (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).
   4.04   Registration Rights Agreement dated November 18, 1996 (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).
   5.01   Opinion of Wilson Sonsini Goodrich & Rosati, P.C., regarding the legality of the securities being issued.
  10.01   Form of Director and Officer Indemnification Agreement (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).
  10.02   Employment Agreement with Thomas E. Gardner dated December 1, 1996
          (incorporated by reference to Registrant's Annual Report on Form
          10-K for the fiscal year ended September 30, 1996).
  23.01   Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
          Exhibit 5.01).
  23.02   Consent of Ernst & Young LLP
  23.03   Consent of Arthur Andersen LLP
  23.04   Consent of Ehrhardt Keefe Steiner & Hottman PC.
  24.01   Power of Attorney (see page II-4).

ITEM 17.    UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and
                                                -----------------
(ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on the 7th day of February, 1997.

                         ACCESS HEALTH, INC.

                         By:  /s/ Thomas E. Gardner
                              ---------------------
                              Thomas E. Gardner
                              President, Chief Executive Officer and Director


                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas E. Gardner and John V. Crisan, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                      Date
---------                                   -----                      ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Thomas E. Gardner           President, Chief Executive       February 7, 1997
-----------------------------   Officer and Director
Thomas E. Gardner

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING
OFFICER:

/s/ John V. Crisan              Senior Vice President of         February 7, 1997
-----------------------------   Finance and Administration
John V. Crisan                  and Chief Financial Officer


Signature                    Title      Date
---------                    -----      ----
ADDITIONAL DIRECTORS:

/s/ John R. Durant           Director   February 7, 1997
--------------------------
John R. Durant

/s/ Kinney L. Johnson        Director   February 7, 1997
--------------------------
Kinney L. Johnson

/s/ Alice H. Lusk            Director   February 7, 1997
--------------------------
Alice H. Lusk

/s/ Richard C. Miller        Director   February 7, 1997
--------------------------
Richard C. Miller

/s/ Kenneth B. Plumlee       Director   February 7, 1997
--------------------------
Kenneth B. Plumlee

/s/ Brent T. Rider           Director   February 7, 1997
--------------------------
Brent T. Rider

/s/ Edward K. Rygiel         Director   February 7, 1997
--------------------------
Edward K. Rygiel

/s/ Joseph P. Tallman        Director   February 7, 1997
--------------------------
Joseph P. Tallman

/s/ Frank G. Washington      Director   February 7, 1997
--------------------------
Frank G. Washington


                                 EXHIBIT INDEX

Exhibit
Number                 Exhibit Title
-------                -------------
   2.01   Conformed Agreement and Plan of Reorganization among the Registrant,
          Informed Access Systems, Inc. and Access Acquisition Corp., dated
          September 3, 1996, (incorporated herein by reference to Exhibit 2.1 to
          Registrant's Form S-4 Registration Statement (No. 333-13931)).

   4.01   Specimen Stock Certificate (incorporated by reference to Registrant's
          Form S-1 Registration Statement (No. 33-44604).

   4.02   Form of Shareholder's Representation Statement and Registration Rights
          Agreement, dated as of November 25, 1996, between the Registrant and various investors (incorporated by reference to Registrant's Annual
          Report on Form 10-K for the fiscal year ended September 30, 1996).

   4.04 Registration Rights Agreement dated November 18, 1996 (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

   5.01 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., regarding the legality of the securities being issued.

  10.01 Form of Director and Officer Indemnification Agreement (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

  10.02   Employment Agreement with Thomas E. Gardner dated December 1, 1996
          (incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

  23.01   Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit
          5.01).

  23.02   Consent of Ernst & Young LLP

  23.03   Consent of Arthur Andersen LLP

  23.04   Consent of Ehrhardt Keefe Steiner & Hottman PC.

  24.01   Power of Attorney (see page II-4).
